EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 of the Registration Statement on Form SB-2, of our report dated February 25, 2007, relating to the consolidated financial statements of Plastinum Corp. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ Russell Bedford Stefanou Mirchandani LLP Russell Bedford Stefanou Mirchandani LLP

New York, New York
June 13, 2007